UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 16, 2012

SPX CORPORATION

(Exact Name of Registrant as specified in Charter)

Delaware	1-6948	38-1016240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Modifications to Senior Credit Facilities

On February 16, 2012, SPX Corporation (“SPX”) and certain of its subsidiaries (together with SPX, “we” or “us”) received a waiver, dated as of February 8, 2012,  relating to our existing senior credit facilities, established on June 30, 2011 (as amended, the “Credit Facilities”).

The Lenders (all terms used but not defined here are as defined in the Credit Facilities) agreed to waive the requirements under Section 2.12(b) of the Credit Facilities requiring prepayment of the Loans in an amount equal to the Net Proceeds of the sale of SPX’s Service Solutions business to Robert Bosch GmbH (the “Sale”) if at least $325 million of the Net Proceeds of the Sale are used to repay (1) the outstanding principal amount of Term Loan X in full  ($300 million) and (2) at least $25 million of the Incremental Term Loan A, in each case no later than ten Business Days after receipt of the Net Proceeds.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Waiver to Credit Agreement, dated as of February 8, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: February 21, 2012	By:	/s/ Patrick J. O’Leary
Patrick J. O’Leary
Executive Vice President Finance, and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Waiver to Credit Agreement, dated as of February 8, 2012